Exhibit 21
LIST OF SUBSIDIARIES OF
ROADRUNNER TRANSPORTATION SYSTEMS, INC.

STATE/COUNTRY
OF
INCORPORATION/
NAME OF SUBSIDIARY	ORGANIZATION	PARENT
Roadrunner Transportation Services, Inc.	Delaware	Roadrunner Transportation Systems, Inc.
Roadrunner Truckload Agent Investment, Inc.	Delaware	Roadrunner Transportation Systems, Inc.
Group Transportation Services Holdings, Inc.	Delaware	Roadrunner Transportation Systems, Inc.
International Transportation Holdings, Inc.	Delaware	Roadrunner Transportation Systems, Inc.
Sargent Transportation, LLC	Delaware	Roadrunner Transportation Systems, Inc.
Bullet Transportation Services, Inc.	Delaware	Roadrunner Transportation Services, Inc.
Morgan Southern, Inc.	Georgia	Roadrunner Transportation Services, Inc.
Dilorco Incorporated	Georgia	Morgan Southern, Inc.
GTS Acquisition Sub, Inc.	Delaware	Group Transportation Services Holdings, Inc.
Group Transportation Services, Inc.	Delaware	GTS Acquisition Sub, Inc.
Great Northern Transportation Services, Inc.	New Hampshire	GTS Acquisition Sub, Inc.
MESCA Freight Services, LLC	Maine	GTS Acquisition Sub, Inc.
Alpha Freight Systems, Inc.	Ohio	GTS Acquisition Sub, Inc.
GTS Direct, LLC	Ohio	GTS Acquisition Sub, Inc.
World Transport Services, Inc.	Maine	MESCA Freight Services, LLC
Beech Hill Enterprises, LLC	New Hampshire	MESCA Freight Services, LLC
Midwest Transit, Inc.	Canada	International Transportation Holdings, Inc.
Sargent Trucking, Inc.	Maine	Sargent Transportation, LLC
B&J Transportation, Inc.	Maine	Sargent Transportation, LLC
Midwest Carriers, Inc.	Indiana	Sargent Transportation, LLC
Smith Truck Brokers, Inc.	Maine	Sargent Transportation, LLC
Big Rock Transportation, Inc.	Indiana	Sargent Transportation, LLC